As filed with the Securities and Exchange Commission on June 10, 2014
                                                 Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMP HOLDING INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation or Organization)

26-1394771
(I.R.S. Employer Identification No.)

100 Commerce Drive
Loveland, Ohio	45140
(Address of Principal Executive Offices)	(Zip Code)

AMP Holding Inc. 2014 Flexible Incentive Stock Plan
(Full Title of the Plan)

Stephen Burns, Chief Executive Officer
100 Commerce Drive
Loveland, Ohio
(Name and Address of Agent For Service)

513-360-4704
(Telephone Number, Including Area Code, of Agent For Service)

Copies to :
Stephen M. Fleming, Esq.
Fleming PLLC
49 Front Street, Suite #206
Rockville Centre, New York 11570
(T) 516-833-5034
(F) 516-977-1209

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (2)
Common Stock, $.001 par value per share	3,000,000 shares	$0.11	$330,000	$42.50

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the 2014 Flexible Incentive Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock .

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933.  The above calculation is based on the last reported price as reported by the OTC Markets on June 3, 2014, which was $0. 11 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

     The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

 Item 2.   Registrant Information and Employee Plan Annual Information.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Stephen Burns
Chief Executive Officer
AMP Holding Inc.
100 Commerce Drive
Loveland, Ohio 45140
513-360-4704

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following document which has been filed by AMP Holding Inc., a Nevada corporation (the “Registrant”), with the Commission is incorporated into this Registration Statement by reference:

-	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on April 15, 2014.

-	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the Commission on May 20, 2014.

-	The Registrant’s Current Report on Form 8-K filed with the Commission on May 28, 2014.

-	The description of the Company’s common stock included in the Company’s Registration Statement on Form 8-A filed with the Commission on June 19, 2009.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

 Not Applicable.

Item 6.   Indemnification of Directors and Officers.

The Nevada Revised Statutes provide the registrant with the power to indemnify any of its directors, officers, employees and agents as follows:

●
  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

●
 a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

●
 to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

The Nevada Revised Statutes further provide that a corporation may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

●	by the stockholders of the corporation;

●	by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

●	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

●	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

●	by court order.

The Nevada Revised Statutes additionally provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. As of the date hereof, the registrant has secured such a director and officer liability insurance policy.

The Company’s Bylaws requires the Company provide that it shall indemnify any of its directors or officers to the full extent permitted by law.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Exhibit Number	Description
4.1	2014 Flexible Incentive Stock Plan

5.1	Opinion of Fleming PLLC

23.1	Consent of Clark, Schaefer, Hackett & Co.

23.3	Consent of Fleming PLLC (see Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

Item 9.    Undertakings.

(a)	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Loveland, State of Ohio, on this 10th day of  June 2014.

AMP HOLDING INC.

By:	/s/ Stephen Burns
Stephen Burns
Chief Executive Officer, Chairman
(Principal Executive Officer)

By:	/s/ Julio Rodriguez
Julio Rodriguez
Chief Financial Officer (Principal Financial and Accounting Officer)
 Each person whose signature appears below constitutes and appoints Stephen Burns, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-8 under the Securities Act of 1933, including to sign any and all amendments (including post-effective amendments or supplements) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

By: /s/ Stephen Burns	Chief Executive Officer, Secretary, Treasurer and Director	June 10, 2014
Stephen Burns	(Principal Executive Officer)

By: /s/ Martin J. Rucidlo	President	June 10, 2014
Martin J. Rucidlo

By: /s/ Julio Rodriguez	Chief Financial Officer (Principal Financial	June 10, 2014
Julio Rodriguez	and Accounting Officer)

By: /s/ James E. Taylor	Chairman of the Board of Directors	June 10, 2014
James E. Taylor

By: /s/ Ray Chess	Director	June 10, 2014
Ray Chess

Exhibit Index

Exhibit Number	Description
4.1	2014 Flexible Incentive Stock Plan

5.1	Opinion of Fleming PLLC

23.1	Consent of Clark, Schaefer, Hackett & Co.

23.3	Consent of Fleming PLLC (see Exhibit 5.1)

24.1	Power of Attorney (included in signature page)